Exhibit 99.2

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
DESTIN, FLORIDA

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
DESTIN, FLORIDA

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
First Florida Bancorp, Inc.
and Subsidiary

Destin, Florida

We have audited the accompanying consolidated financial statements of First Florida Bancorp, Inc. and Subsidiary, which comprise the consolidated statements of financial condition as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Florida Bancorp, Inc. and Subsidiary as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Correction of Error

The disclosures in Note 9 related to stock awards and stock options has been updated to properly reflect the number of options outstanding. As a result, the number of options shown as outstanding were reduced by 12,000 as of December 31, 2018 and 2017. The correction of the error did not have any effect on earnings or retained earnings reported. Our opinion is not modified with respect to this matter.

/s/Saltmarsh, Cleaveland & Gund, P.A.

Pensacola, Florida

March 7, 2019

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2018 AND 2017

ASSETS

	2018	2017
Cash and due from banks	$2,229,504	$2,364,239
Federal funds sold	3,000,000	3,000,000
Interest-bearing deposits in banks	57,879,217	44,613,942
Cash and cash equivalents	63,108,721	49,978,181
Securities available for sale	62,458,177	70,741,644
Securities held to maturity	51,256,793	53,695,041
Restricted equity securities	1,826,150	1,587,850
Loans receivable, net of allowance for loan losses of $3,535,411 in 2018 and $3,029,743 in 2017	217,479,227	200,849,837
Mortgage loans held for sale	4,640,495	4,361,142
Accrued interest receivable	1,617,668	1,487,445
Premises and equipment, net	5,825,732	5,904,669
Deferred income taxes	2,064,263	1,704,564
Other assets	327,689	339,536
Total Assets	$410,604,915	$390,649,909

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Noninterest-bearing demand deposits	$88,877,803	$93,870,085
Interest-bearing demand deposits	93,833,887	104,926,177
Savings deposits	21,862,928	25,802,099
Time deposits	151,037,735	119,874,831
Total deposits	355,612,353	344,473,192

Federal Home Loan Bank advance	5,000,000	-0-
Notes payable	6,034,432	6,712,406
Accrued interest payable	476,204	261,874
Other liabilities	331,351	203,816
Total liabilities	367,454,340	351,651,288
Commitments and Contingencies	-	-
Stockholders' Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 6,395,812 and 6,388,312 shares issued and outstanding in 2018 and 2017, respectively	639,581	638,831
Additional paid-in capital	31,635,463	31,582,312
Retained earnings	13,462,247	8,603,888
Accumulated other comprehensive loss	(2,586,716)	(1,826,410)
Total stockholders' equity	43,150,575	38,998,621
Total Liabilities and Stockholders' Equity	$410,604,915	$390,649,909

The accompanying notes are an integral part of these consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Interest Income:
Loans receivable and fees on loans	$14,537,426	$12,055,898
Investment securities	2,897,528	2,720,549
Deposits in bank and other	1,195,603	664,829
Total interest income	18,630,557	15,441,276
Interest Expense:
Deposits	3,548,868	2,131,339
Other	321,406	230,081
Total interest expense	3,870,274	2,361,420
Net interest income	14,760,283	13,079,856
Provision for Loan Losses	150,000	400,000
Net interest income after provision for loan losses	14,610,283	12,679,856
Noninterest Income:
Service charges on deposit accounts	224,293	209,862
Other service charges and fees	752,248	707,908
Mortgage banking income	2,193,207	1,889,712
(Loss) gain on sales of securities	(19,031)	27,152
Other income	369,400	410,471
Total noninterest income	3,520,117	3,245,105
Noninterest Expense:
Salaries and employee benefits	6,939,566	6,144,016
Occupancy and equipment expense	1,768,384	1,756,766
Regulatory assessments	193,756	191,275
Data processing	1,031,449	733,394
Professional fees	159,170	271,281
Other expenses	1,699,019	1,387,678
Total noninterest expense	11,791,344	10,484,410
Income Before Income Taxes	6,339,056	5,440,551
Income Taxes	1,480,697	2,028,170
Net Income	$4,858,359	$3,412,381

The accompanying notes are an integral part of these consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Net Income	$4,858,359	$3,412,381
Other Comprehensive Loss:
Unrealized losses arising during the period on securities available for sale, net of tax of $280,360 in 2018 and $16,671 in 2017	(825,597)	(30,960)
Change in unrealized gains (losses) resulting from change in tax rates	-0-	(240,566)
Reclassification adjustment for losses (gains) included in net income, net tax of $4,824 in 2018 and $9,503 in 2017	14,207	(17,649)
Accretion of unrealized loss related to transferred securities, net tax of $17,347 in 2018 and $29,711 in 2017	51,084	51,954
Other comprehensive loss	(760,306)	(237,221)
Total Comprehensive Income	$4,098,053	$3,175,160

The accompanying notes are an integral part of these consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2017	$638,356	$31,554,312	$5,191,507	$(1,589,189)	$35,794,986
Net income			3,412,381		3,412,381
Other comprehensive loss				(237,221)	(237,221)
Stock-based compensation		3,480			3,480
Stock awards	475	24,520			24,995
Balance, December 31, 2017	638,831	31,582,312	8,603,888	(1,826,410)	38,998,621
Net income			4,858,359		4,858,359
Other comprehensive loss				(760,306)	(760,306)
Stock-based compensation		4,176			4,176
Issuance of common stock	750	48,975			49,725
Balance, December 31, 2018	$639,581	$31,635,463	$13,462,247	$(2,586,716)	$43,150,575

The accompanying notes are an integral part of these consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash Flows From Operating Activities:
Net income	$4,858,359	$3,412,381
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	554,053	562,615
Provision for loan losses	150,000	400,000
Loss (gain) on sales of securities	19,031	(27,152)
Net amortization on securities	860,602	869,654
Stock awards	-0-	24,995
Stock-based compensation	4,176	3,480
Deferred income taxes	(101,510)	635,845
Net change in -
Mortgage loans held for sale	(279,353)	(1,161,782)
Accrued interest receivable	(130,223)	(149,664)
Other assets	11,847	(29,272)
Accrued interest payable and other liabilities	341,865	(87,096)
Net cash provided by operating activities	6,288,847	4,454,004

Cash Flows From Investing Activities:
Purchases of securities available for sale	-0-	(32,769,094)
Proceeds from sales and maturities of securities available for sale	1,509,690	5,015,625
Proceeds from maturities of securities held to maturity	2,080,000	2,954,150
Principal paydowns received on securities available for sale	5,233,897	3,862,168
Increase in restricted equity securities	(238,300)	(199,250)
Net increase in loans	(16,779,390)	(21,261,641)
Net purchases of premises and equipment	(475,116)	(1,673,462)
Net cash used in investing activities	(8,669,219)	(44,071,504)

Cash Flows From Financing Activities:
Net decrease in demand and savings deposits	(20,023,743)	(1,008,672)
Net increase in time deposits	31,162,904	24,651,889
Net increase in FHLB advance	5,000,000	-0-
Net (decrease) increase in notes payable	(677,974)	1,922,174
Issuance of common stock	49,725	-0-
Net cash provided by financing activities	15,510,912	25,565,391

Net Change in Cash and Cash Equivalents	13,130,540	(14,052,109)

Cash and Cash Equivalents at Beginning of Year	49,978,181	64,030,290

Cash and Cash Equivalents at End of Year	$63,108,721	$49,978,181

Supplemental Disclosures of Cash Flow Information:

Interest paid	$3,655,944	$2,293,368
Income taxes paid	$1,505,000	$1,492,000
Noncash Transactions:
Accretion of unrealized loss on transferred securities	$68,431	$81,665

The accompanying notes are an integral
part of these consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

First Florida Bancorp, Inc. (the “Corporation”) is a one bank holding company which provides a full range of banking services to individuals and businesses through its wholly-owned subsidiary, First Florida Bank, (the “Bank”). The Bank is a state-chartered bank organized in 2006 under the laws of the State of Florida, with its principal banking office located in Destin, Florida. The Corporation and the Bank are regulated by various Federal and State agencies and are subject to periodic examinations by those regulatory authorities.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Corporation and the Bank. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the fair value of investment securities, and current and deferred taxes. Actual results could differ from these estimates.

While management uses available information to recognize losses on loans further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change. However, the amount of the changes that are reasonably possible cannot be estimated.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash Equivalents:

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest-bearing deposits in banks, all of which mature within 90 days.

Securities:

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are recorded at amortized cost. Securities not classified as held to maturity are classified as “available for sale” and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Restricted Equity Securities:

Restricted equity securities consist of stock in the Federal Home Loan Bank of Atlanta, Federal Reserve Bank and First National Bankers Bank, which are held in accordance with certain lender and/or member requirements and are stated at cost, which approximates fair value.

Loans Receivable:

The Bank grants real estate, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate loans throughout Northwest Florida. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Other personal loans are typically charged-off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable (continued):

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for real estate and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual smaller balance consumer loans for impairment disclosures.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loans Held For Sale:

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate.

Premises and Equipment:

Land is carried at cost. Buildings, furniture and equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the estimated useful lives of the assets.

Foreclosed Real Estate:

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its costs or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.

Advertising:

Advertising costs are expensed as incurred.

Stock-Based Compensation:

The Corporation records stock-based compensation at fair value and expenses the fair value of stock options granted. The Corporation recognizes stock-based compensation in salaries and employee benefits in the accompanying consolidated statements of income on a straight-line basis over the vesting period. The Corporation accounts for forfeitures of stock options as they occur.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes:

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various assets and liabilities included in the consolidated statements of financial condition and gives current recognition to changes in tax rates and laws.

The Corporation and the Bank file consolidated income tax returns, with income tax expense or benefit computed and allocated on a separate return basis.

Credit Related Financial Instruments:

In the ordinary course of business, the Bank has entered into commitments to extend credit and letters of credit. Such financial instruments are recorded when funded.

Comprehensive Income:

Annual comprehensive income reflects the change in the Corporation’s equity during the year arising from transactions and events other than investment by and distributions to shareholders. The only components of other comprehensive income consist of realized and unrealized gains and losses related to investment securities.

Subsequent Events:

Management has evaluated subsequent events through March 7, 2019, the date which the consolidated financial statements were available for issue.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements:

In February 2016, Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02 - Leases (Topic 842). The guidance in this topic supersedes the requirements in ASC Topic 840, Leases. The update will require business entities to recognize lease assets and liabilities on the balance sheet and to disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. For nonpublic business entities, this update will be effective for interim and annual periods beginning after December 15, 2019, and is to be applied on a modified retrospective basis. Adoption of this guidance is expected to increase the assets and liabilities of the Corporation.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This update will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now include forward-looking information in the determination of their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, this update amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses. This update clarified the effective date of ASC 2016-13 for nonpublic business entities to fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early application of ASU 2016-13 will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Corporation is currently evaluating the impact that the standard will have on its consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-08, Premium Amortization on Purchased Callable Debt Securities. This ASU shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. The new guidance does not change the accounting for purchased callable debt securities held at a discount; the discount continues to be amortized to maturity. For nonpublic business entities, this update will be effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The guidance calls for a modified retrospective transition approach under which a cumulative-effect adjustment will be made to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. Management does not expect adoption of this ASU to have a significant impact on the Corporation’s consolidated financial statements.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 2 - INVESTMENT SECURITIES

Investment securities have been classified in the consolidated statements of financial condition according to management’s intent. The amortized cost of securities and their approximate fair values were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available-for-Sale:
December 31, 2018 -
U.S. Treasury securities	$4,806,757	$-0-	$(233,108)	$4,573,649
U.S. government agency securities	19,062,203	-0-	(1,128,483)	17,933,720
Mortgage-backed securities	26,902,863	-0-	(1,004,197)	25,898,666
Corporate bonds	14,922,159	-0-	(870,017)	14,052,142

	$65,693,982	$-0-	$(3,235,805)	$62,458,177
December 31, 2017 -
U.S. Treasury securities	$5,784,566	$-0-	$(169,375)	$5,615,191
U.S. government agency securities	19,074,403	-0-	(874,583)	18,199,820
Mortgage-backed securities	32,448,419	-0-	(587,308)	31,861,111
Corporate bonds	15,583,135	-0-	(517,613)	15,065,522

	$72,890,523	$-0-	$(2,148,879)	$70,741,644
Held-to-Maturity:
December 31, 2018 - Municipal securities	$51,256,793	$271,685	$(1,072,786)	$50,455,692

December 31, 2017 - Municipal securities	$53,695,041	$589,100	$(625,659)	$53,658,482

Investment securities with a fair value of approximately $21,546,000 and $22,833,000 at December 31, 2018 and 2017, respectively, were pledged to secure public funds and for other purposes required or permitted by law.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 2 - INVESTMENT SECURITIES (Continued)

Gross realized gains and losses on the sale of securities available for sale amounted to $-0- and $19,031, respectively, in 2018 and $27,152 and $-0-, respectively, in 2017. Proceeds from the sale of securities available for sale amounted to approximately $510,000 in 2018 and $5,016,000 in 2017.

During 2013, the Bank transferred approximately $28 million of securities classified as available for sale to securities classified as held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the securities available for sale amounted to approximately $755,400. The net unrealized holding loss is being amortized over the remaining life of the securities in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer. At December 31, the net unamortized unrealized loss on the transferred securities included in accumulated other comprehensive income in the accompanying consolidated statements of financial condition amounted to approximately $171,000, net of tax of approximately $58,000 in 2018, and approximately $222,000, net of tax of approximately $75,000 in 2017.

The scheduled maturities of securities based on the weighted average lives of the securities at December 31, 2018, were as follows:

	Available-For-Sale		Held-To-Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due in one year or less	$-0-	$-0-	$1,600,144	$1,606,170
Due from one to five years	8,436,459	8,146,047	500,906	501,565
Due from five to ten years	34,936,547	32,997,901	7,720,159	7,654,082
Due after ten years	22,320,976	21,314,229	41,435,584	40,693,875
	$65,693,982	$62,458,177	$51,256,793	$50,455,692

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 2 - INVESTMENT SECURITIES (Continued)

For purposes of the maturity table above, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the estimated weighted-average lives of the underlying collateral. The mortgage-backed securities may mature earlier than their estimated weighted-average lives because of principal prepayments.

Information pertaining to securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Available-for-Sale:
December 31, 2018 -
U.S. Treasury securities	$-0-	$-0-	$(233,108)	$4,573,649
U.S. government agency securities	-0-	-0-	(1,128,483)	17,933,720
Mortgage-backed securities	-0-	-0-	(1,004,197)	25,898,666
Corporate bonds	-0-	-0-	(870,017)	14,052,142
	$-0-	$-0-	$(3,235,805)	$62,458,177
December 31, 2017 -
U.S. Treasury securities	$(6,500)	$994,490	$(162,875)	$4,620,701
U.S. government agency securities	(180,241)	5,895,065	(694,342)	12,304,755
Mortgage-backed securities	(330,001)	19,754,224	(257,307)	12,106,887
Corporate bonds	(15,726)	1,541,850	(501,887)	13,523,672
	$(532,468)	$28,185,629	$(1,616,411)	$42,556,015
Held-to-Maturity:
December 31, 2018 - Municipal securities	$(45,515)	$9,889,441	$(1,027,271)	$16,063,844
December 31, 2017 - Municipal securities	$(11,326)	$3,101,330	$(614,333)	$13,505,624

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 2 - INVESTMENT SECURITIES (Continued)

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2018 and 2017, unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other-than- temporary.

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES

The components of loans in the consolidated statements of financial condition were as follows:

	2018	2017
Real estate -
Commercial	$62,596,650	$55,454,275
Construction, land development, and other land	55,212,862	59,549,738
Residential	90,772,024	71,778,231
Commercial	10,999,496	14,196,911
Consumer	2,108,251	3,412,346
	221,689,283	204,391,501
Deferred loan fees	(674,645)	(511,921)
Allowance for loan losses	(3,535,411)	(3,029,743)

	$217,479,227	$200,849,837

The Bank primarily grants real estate, commercial, and consumer loans in the State of Florida with primary concentration being in Northwest Florida. Although the Bank’s loan portfolio is diversified, a significant portion of its loans are secured by real estate. The Bank has divided the loan portfolio into five portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Bank are real estate - commercial, real estate - construction, land development and other land, real estate - residential, commercial and consumer.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Real Estate - Commercial: Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans may be secured by first liens on office buildings, apartments, retail and mixed-use properties, churches, warehouses and restaurants located primarily within the Bank’s market area. The Bank’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

Real Estate - Construction, land development, and other land: Construction, land development, and other land loans consist of loans to companies and individuals for vacant residential lots, commercial lots, raw land, farmland, and the construction of both residential and commercial properties. To the extent construction, land development, and other land loans are made on raw land, vacant residential lots, and residential speculative construction, the more vulnerable they are to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction, land development, and other land loans is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.

Real Estate - Residential: The Bank originates residential real estate loans for the purchase or refinancing of a mortgage or to provide home equity lines of credit for homeowners. These loans are collateralized by owner-occupied properties primarily located in the Bank’s market area.

Commercial: Commercial business loans are made to small and medium sized companies located primarily in the Bank’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Most of the Bank’s commercial loans are secured loans, along with a small amount of unsecured loans. The Bank’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Bank seeks to minimize these risks through its underwriting standards.

Consumer: Consumer loans mainly consist of loans for home improvements, automobiles, boats, motorcycles, overdraft protection lines of credit, and other consumer goods. The Bank’s consumer loans may be uncollateralized and rely on the borrower’s income for repayment.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses:

The following schedule presents a rollforward of the allowance for loan losses as of December 31:

	2018	2017
Balance, beginning of year	$3,029,743	$3,034,810

Charge-offs:
Real estate - commercial	-0-	(27,229)
Real estate - construction, land development, and other land	-0-	(33,636)
Real estate - residential	(42,607)	(714)
Commercial	(2,819)	(397,095)
Consumer	(25,113)	(36,550)
Total charge-offs	(70,539)	(495,224)

Recoveries:
Real estate - commercial	345,219	7,019
Real estate - construction, land development, and other land	13,800	15,300
Real estate - residential	-0-	50,000
Commercial	57,845	12,993
Consumer	9,343	4,845
Total recoveries	426,207	90,157

Net recoveries (charge-offs)	355,668	(405,067)

Provision charged to operations	150,000	400,000

Balance, end of year	$3,535,411	$3,029,743

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses (Continued):

The following tables present the allocation of loan loss reserves and the recorded investment in loans based on impairment method:

		Real Estate -
		Construction,
		Land
	Real Estate -	Development,	Real Estate -
	Commercial	and Other Land	Residential	Commercial	Consumer	Total
December 31, 2018 - Reserves allocated for loans:
Individually evaluated for impairment	$59,875	$-0-	$-0-	$120,148	$-0-	$180,023
Collectively evaluated for impairment	876,795	1,016,164	1,168,345	251,915	42,169	3,355,388
	$936,670	$1,016,164	$1,168,345	$372,063	$42,169	$3,535,411
December 31, 2018 - Loans:
Individually evaluated for impairment	$1,119,803	$-0-	$-0-	$120,148	$-0-	$1,239,951
Collectively evaluated for impairment	61,476,847	55,212,862	90,772,024	10,879,348	2,108,251	220,449,332
	$62,596,650	$55,212,862	$90,772,024	$10,999,496	$2,108,251	$221,689,283

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Loan Losses (Continued):

		Real Estate -
		Construction,
		Land
	Real Estate -	Development,	Real Estate -
	Commercial	and Other Land	Residential	Commercial	Consumer	Total
December 31, 2017 - Reserves allocated for loans:
Individually evaluated for impairment	$135,350	$-0-	$-0-	$161,558	$-0-	$296,908
Collectively evaluated for impairment	778,067	886,940	786,584	244,668	36,576	2,732,835
	$913,417	$886,940	$786,584	$406,226	$36,576	$3,029,743
December 31, 2017 - Loans:
Individually evaluated for impairment	$1,362,563	$257,008	$-0-	$161,558	$-0-	$1,781,129
Collectively evaluated for impairment	54,091,712	59,292,730	71,778,231	14,035,353	3,412,346	202,610,372
	$55,454,275	$59,549,738	$71,778,231	$14,196,911	$3,412,346	$204,391,501

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans:

The following tables present information on impaired loans disaggregated by class as of December 31, 2018 and 2017:

	With no Related
	Allowance Recorded		With an Allowance Recorded
		Unpaid		Unpaid
	Recorded	Principal	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance
December 31, 2018 -
Real estate - commercial	$585,628	$585,628	$534,175	$534,175	$59,875
Real estate - construction, land development, and other land	-0-	-0-	-0-	-0-	-0-
Real estate - residential	-0-	-0-	-0-	-0-	-0-
Commercial	-0-	-0-	120,148	470,148	120,148
Consumer	-0-	-0-	-0-	-0-	-0-
	$585,628	$585,628	$654,323	$1,004,323	$180,023
December 31, 2017 -
Real estate - commercial	$649,979	$649,979	$712,584	$712,584	$135,350
Real estate - construction, land development, and other land	257,008	257,008	-0-	-0-	-0-
Real estate - residential	-0-	-0-	-0-	-0-	-0-
Commercial	92,025	372,025	69,533	139,533	161,558
Consumer	-0-	-0-	-0-	-0-	-0-
	$999,012	$1,279,012	$782,117	$852,117	$296,908

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued):

The following table presents the average recorded investment and interest income recognized on impaired loans disaggregated by class for the years ended December 31, 2018 and 2017:

	2018		2017
	Average		Average
	Recorded	Interest	Recorded	Interest
	Investment	Recognized	Investment	Recognized
Real estate - commercial	$1,231,569	$58,651	$1,705,227	$117,304
Real estate - construction, land development, and other land	-0-	33,487	257,008	-0-
Real estate - residential	-0-	-0-	351,520	33,405
Commercial	134,079	-0-	827,094	13,153
Consumer	-0-	-0-	9,586	827
	$1,365,648	$92,138	$3,150,435	$164,689

The allocated allowance for loan losses attributable to restructured loans included in the table above was

$120,148 at December 31, 2018 and $161,558 at December 31, 2017. There were no troubled debt restructurings that occurred during 2018 or 2017.

There was no foreclosed residential real estate held by the Bank at December 31, 2018 or 2017, and no residential real estate properties were in process of foreclosure.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality:

Internal risk-rating grades are assigned to loans by lending, credit administration or loan review personnel, based on an analysis of the financial and collateral strength and other credit attributes underlying each loan. Management analyzes the resulting ratings, as well as other external statistics and factors such as delinquency, to track the migration performance of the portfolio balances. This analysis is performed at least annually. The Bank uses the following definitions for its risk ratings:

Pass. Loans properly approved, documented, collateralized, and performing which do not reflect an abnormal credit risk. The borrower exhibits the ability to service the debt based on prior history and an ability to service debt through the conversion of liquid assets, cash flow, or perhaps, letters of credit from quality financial institutions.

Watch. Assets in this category are currently protected but are potentially weak. These assets constitute an undue and unwarranted credit risk but not to the point of justifying a classification of substandard. The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific asset. A watch category has potential weaknesses which may, if not checked or corrected, weaken the asset or inadequately protect the Bank’s credit position at some future date.

Substandard. A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful. An asset classified doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonable specific pending factors which may work to the advantage and strengthening of the asset, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include: proposed merger, acquisition or liquidation procedures, capital injection, perfection liens on additional collateral, and refinancing plans.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality (Continued):

The tables below set forth credit exposure for the loan portfolio disaggregated by class based on internally assigned risk ratings:

Credit Exposure Based on Risk Ratings:

	Pass	Watch	Substandard	Doubtful
December 31, 2018 - Loan Category
Real estate - commercial	$61,017,216	$459,631	$1,119,803	$-0-
Real estate - construction, land development and other land	55,212,862	-0-	-0-	-0-
Real estate - residential	89,140,089	1,631,935	-0-	-0-
Commercial	10,438,838	440,510	120,148	-0-
Consumer	2,028,651	8,800	70,800	-0-
	$217,837,656	$2,540,876	$1,310,751	$-0-
December 31, 2017 - Loan Category
Real estate - commercial	$53,889,699	$680,575	$884,001	$-0-
Real estate - construction, land development and other land	59,292,730	-0-	257,008	-0-
Real estate - residential	71,090,105	688,126	-0-	-0-
Commercial	13,544,720	490,633	161,558	-0-
Consumer	2,849,113	13,870	549,363	-0-
	$200,666,367	$1,873,204	$1,851,930	$-0-

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due and Nonaccrual Loans:

The following tables present an aging of past due loans disaggregated by class:

		Greater				Loans > 90
	30-89 Days	Than	Total	Current	Total	Days and
	Past Due	90 Days	Past Due	Loans	Loans	Accruing
December 31, 2018 -
Real estate - commercial	$625,000	$440,043	$1,065,043	$61,531,607	$62,596,650	$-0-
Real estate - construction, land development and other land	-0-	-0-	-0-	55,212,862	55,212,862	-0-
Real estate - residential	-0-	-0-	-0-	90,772,024	90,772,024	-0-
Commercial	220,274	-0-	220,274	10,779,222	10,999,496	-0-
Consumer	6,923	-0-	6,923	2,101,328	2,108,251	-0-
	$852,197	$440,043	$1,292,240	$220,397,043	$221,689,283	$-0-
December 31, 2017 -
Real estate - commercial	$-0-	$478,563	$478,563	$54,975,712	$55,454,275	$478,563
Real estate - construction, land development and other land	178,778	257,008	435,786	59,113,952	59,549,738	-0-
Real estate - residential	218,668	-0-	218,668	71,559,563	71,778,231	-0-
Commercial	35,326	-0-	35,326	14,161,585	14,196,911	-0-
Consumer	545	2,393	2,938	3,409,408	3,412,346	2,392
	$433,317	$737,964	$1,171,281	$203,220,220	$204,391,501	$480,955

Included in the balance of current loans above are approximately $120,000 and $162,000 of loans classified as non-accrual as of December 31, 2018 and 2017, respectively. These loans primarily consist of restructured loans that are current per the new contract or modified terms as of December 31, 2018 and 2017, where the source of repayment is not assured. Management maintains these loans on non-accrual status until either the primary or secondary source of repayment assures full repayment of the loan.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 3 - LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

Past Due and Nonaccrual Loans (Continued):

The following table presents the composition of nonaccrual loans disaggregated by class at December 31, 2018 and 2017:

	2018	2017
Real estate - commercial	$440,043	$-0-
Real estate - construction, land development and other land	-0-	257,008
Real estate - residential	-0-	-0-
Commercial	120,148	161,558
Consumer	-0-	-0-
	$560,191	$418,566

NOTE 4 - PREMISES AND EQUIPMENT

Components of premises and equipment included in the consolidated statements of financial condition were as follows:

	2018	2017
Land	$1,048,155	$1,048,155
Buildings	3,240,210	2,441,412
Leasehold improvements	1,850,457	1,850,457
Furniture and equipment	2,816,696	2,341,581
	8,955,518	7,681,605
Less: Accumulated depreciation and amortization	(3,129,786)	(2,575,734)
	5,825,732	5,105,871
Construction in process	-0-	798,798
	$5,825,732	$5,904,669

Depreciation and amortization expense charged to operations amounted to $554,053 in 2018 and $562,615 in 2017.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

NOTE 4 - PREMISES AND EQUIPMENT (Continued)

Leases:

The Bank leases certain branch facilities under operating leases expiring at various dates through 2026. These leases require payment of taxes, insurance and maintenance costs in addition to rental payments. In addition, the Bank leases certain office equipment.

Future minimum lease payments under these agreements are summarized as follows:

2019	$710,400
2020	688,400
2021	684,100
2022	505,400
2023	94,700
Thereafter	276,100
Total future minimum lease payments	$2,959,100

Rental expense relating to operating leases amounted to approximately $816,000 in 2018 and $789,000 in 2017.

NOTE 5 - TIME DEPOSITS

The aggregate amount of time deposits at December 31, each with a minimum denomination of $250,000, was approximately $48,541,000 in 2018 and $42,845,000 in 2017.

At December 31, 2018, the scheduled maturities of time deposits were as follows:

2019	$145,260,660
2020	5,581,448
2021	65,966
2022	-0-
2023	129,661
$151,037,735

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 6 - FEDERAL HOME LOAN BANK ADVANCE

At December 31, 2018, the Bank had an advance from the Federal Home Loan Bank (“FHLB”) amounting to $5,000,000 with a fixed interest rate of 2.67% and final maturity in May 2019. There were no FHLB advances in 2017. The advance is secured by a blanket floating lien on 1-4 family residential mortgage and commercial real estate loans. As of December 31, 2018, the Bank had a remaining available line with the FHLB of approximately $49.6 million based on the availability of qualifying collateral.

NOTE 7 - NOTE PAYABLE

In June 2016, the Corporation obtained a $5,000,000 term loan and in June 2017, the Corporation obtained a $2,500,000 term loan. At December 31, 2018 and 2017, the outstanding balances of the notes payable amounted to $6,034,432 and $6,712,406, respectively. Under the agreements, quarterly principal and interest payments of $150,836 and $76,501 are required. The notes payable mature in June 2021 and June 2022, and accrue interest at 3.80% and 4.10% per annum, and are secured by the stock of the Bank.

NOTE 8 - STOCKHOLDERS’ EQUITY

The Corporation and the Bank are subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval.

NOTE 9 - STOCK AWARDS AND STOCK OPTIONS

During 2017, the Corporation awarded 4,750 shares of common stock to certain officers with a value of approximately $25,000. The Corporation did not have any stock awards in 2018. The value of the awards is included in salaries and employee benefits in the consolidated statements of income.

The Corporation’s Board of Directors approved the adoption of the First Florida Bank Equity Incentive Plan (“the Plan”). The Plan provides for both “incentive stock options” and “nonqualified stock options”. The incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code for favorable tax treatment. The Plan authorized the issuance of up to 300,000 shares of common stock with an initial term of ten years with shares vesting over five years. The Bank estimates the compensation cost by determining the grant date fair value using the Black-Scholes option pricing model and expenses the cost straight-line over the requisite service period. On October 1, 2017, 5,000 options granted in 2007 pursuant to the Plan expired. As of December 31, 2018, there were 110,731 shares available for grant under the Plan.

Stock-based compensation related to the Plan in 2018 and 2017 was $4,176 and $3,480, respectively, and is included in salaries and employee benefits in the consolidated statements of income.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 9 - STOCK OPTIONS (Continued)

A summary of the status of the Corporation’s outstanding stock options is presented below:

	2018		2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of period	152,500	$3.09	177,500	$3.08
Granted	-0-	-0-	-0-	-0-
Forfeited	-0-	-0-	(20,000)	3.00
Expired	-0-	-0-	(5,000)	3.00
Exercised	-0-	-0-	-0-	-0-
Outstanding at end of year	152,500	$3.09	152,500	$3.09
Weighted average fair value per option of options granted during the year		$ N/A		$ N/A

		Remaining
	Number of	Weighted	Weighted
	Remaining	Average	Average	Number of
Grant Date	Shares	Contractual	Exercise	Shares
by Year	Outstanding	Life in Years	Price	Exercisable
2010	142,500	2.00	$3.00	142,500
2014	10,000	6.00	4.40	10,000
	152,500	2.26	$3.09	152,500

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model. There is no remaining stock-based compensation to be recognized as of December 31, 2018.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 10 - INCOME TAXES

The provision for income taxes consists of the following:

	2018	2017
Current tax provision:
Federal	$1,188,308	$1,129,592
State	393,899	262,733
Deferred (benefit) expense:	1,582,207	1,392,325
Federal	(79,637)	618,875
State	(21,873)	16,970
	(101,510)	635,845
	$1,480,697	$2,028,170

The difference between the actual income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

	2018	2017
Tax expense based on statutory rate	$1,331,202	$1,849,788
State taxes, net of federal benefit	293,901	184,604
Tax-exempt income	(264,394)	(446,817)
Change in federal tax rate	-0-	519,707
Other, net	119,988	(79,112)
	$1,480,697	$2,028,170

In December 2017, the Congress passed the Tax Cuts and Jobs Act that resulted in a decrease in the federal corporate income tax rate from 34% to 21%. This resulted in a reduction in the Bank’s deferred tax assets of $519,707.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 10 - INCOME TAXES (Continued)

The tax effects of each type of significant item that gave rise to deferred income taxes were as follows:

	2018	2017
Deferred tax assets:
Allowance for loan losses	$895,188	$768,187
Accumulated depreciation	6,670	66,351
Deferred compensation	33,613	33,613
Organizational costs	52,069	69,922
Net unrealized losses on securities	878,410	620,221
Deferred loan fees	177,456	121,968
Other, net	20,857	24,302
Net deferred tax asset	$2,064,263	$1,704,564

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Unused Lines of Credit:

The Bank has unsecured federal funds lines of credit with other financial institutions enabling the Bank to borrow up to $10,000,000 with interest determined at the time of any advance. The arrangements are reviewed annually for renewal of the credit lines.

Financial Instruments:

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. These financial instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2018	2017
Commitments to extend credit	$6,199,000	$9,990,000
Unfunded commitments	$56,616,000	$42,020,000
Letters of credit	$532,000	$745,000

Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitment amounts for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

Financial Instruments (Continued):

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral for those commitments for which collateral is deemed necessary.

The Bank has not incurred any losses on its commitments in 2018 or 2017.

Other:

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Corporation’s consolidated financial statements.

NOTE 12 - RELATED PARTY TRANSACTIONS

The Bank has entered into various credit arrangements with its directors, significant stockholders, and their affiliates (related parties). Loans to related parties as of December 31, 2018 and 2017, along with a summary of the activity in loans to related parties for the year ended December 31, 2018 is as follows:

Loans outstanding, December 31, 2017	$596,576
New loans during the year	928,921
Repayments during the year	(53,541)
Loans outstanding, December 31, 2018	$1,471,956

Also, certain related parties and their related interest maintain deposit balances with the Bank in the aggregate amount of approximately $44,332,000 and $44,875,000 at December 31, 2018 and 2017, respectively. Of this amount approximately $28,971,000 and $31,914,000 at December 31, 2018 and 2017, respectively, was to one related party.

The Bank sub-leased a building, where the main branch is located, from a third party through September 2017. However, the building is owned by certain stockholders and members of the Board of Directors of the Bank and the Corporation. In October 2017, the Bank signed a new lease directly with the aforementioned related party. Payments under these building leases amounted to approximately

$457,000 in 2018 and $434,000 in 2017.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 13 - CONCENTRATIONS

At various times throughout the year, the Bank maintained cash balances with financial institutions that exceeded federally insured limits. The Bank monitors the capital adequacy of these financial institutions on a quarterly basis.

One related party maintained deposit balances amounting to approximately 8.1% and 9.3% of the Bank’s total deposits at December 31, 2018 and 2017, respectively.

NOTE 14 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital, Tier I capital, and Common Equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2018, the Bank has met the applicable regulatory guidelines to be considered well capitalized. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the following table. There are no conditions or events that management believes have changed the Bank’s category.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 14 - REGULATORY MATTERS (Continued)

The Bank’s actual capital amounts and ratios as of December 31, 2018 and 2017, are presented in the following table:

				Minimum				Minimum
				Capital				To Be Well
	Actual			Requirement:				Capitalized:
	Amount	Ratio		Amount		Ratio		Amount		Ratio
As of December 31, 2018:
Total Capital
(to Risk Weighted Assets)	$53,865,000	24.38%	≥	$17,675,000	≥	8.00%	≥	$22,094,000	≥	10.00%
Tier I Capital
(to Risk Weighted Assets)	$51,094,000	23.13%	≥	$13,256,000	≥	6.00%	≥	$17,675,000	≥	8.00%
Common Equity Tier 1 Capital
(to Risk Weighted Assets)	$51,094,000	23.13%	≥	$9,942,000	≥	4.50%	≥	$14,361,000	≥	6.50%
Tier I Capital
(to Average Assets)	$51,094,000	12.07%	≥	$16,938,000	≥	4.00%	≥	$21,172,000	≥	5.00%
As of December 31, 2017:
Total Capital
(to Risk Weighted Assets)	$49,668,000	23.08%	≥	$17,216,000	≥	8.00%	≥	$21,520,000	≥	10.00%
Tier I Capital
(to Risk Weighted Assets)	$46,974,000	21.83%	≥	$12,912,000	≥	6.00%	≥	$17,216,000	≥	8.00%
Common Equity Tier 1 Capital
(to Risk Weighted Assets)	$46,974,000	21.83%	≥	$9,684,000	≥	4.50%	≥	$13,988,000	≥	6.50%
Tier I Capital
(to Average Assets)	$46,974,000	11.93%	≥	$15,754,000	≥	4.00%	≥	$19,693,000	≥	5.00%

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 15 - FAIR VALUE MEASUREMENT

Accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The statement describes three levels of inputs that may be used to measure fair value: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Securities. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government securities and certain other products. All of the Bank’s securities available for sale fall into Level 2 of the fair value hierarchy. These securities are generally priced via independent service providers. In obtaining such valuation information, the Bank has evaluated the valuation methodologies used to develop the fair values. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Impaired Loans. A loan is considered to be impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. In most cases, the Bank measures fair value based on the value of the collateral securing the loan. Collateral may be in the form of real estate and/or business or personal assets, including but not limited to equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is determined based on third party appraisals by qualified licensed appraisers as well as internal estimates. The fair value of other business or personal assets is generally based on amounts reported on the financial statements of the customer or customer’s business. Appraised and reported values may be adjusted based on management’s historical knowledge, changes in market conditions from the time of valuation and management’s knowledge of the customer and the customer’s business. Since not all valuation inputs are observable, these nonrecurring fair value determinations are classified as Level 3. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors previously identified.

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 15 - FAIR VALUE MEASUREMENT (Continued)

The following table presents the financial instruments carried at fair value as of December 31, 2018 and 2017, by caption on the consolidated statements of financial condition and by valuation hierarchy (as described above):

Assets and liabilities measured at fair value on a recurring basis are as follows:

	Total		Internal	Internal
	carrying		models with	models with
	value in the	Quoted	significant	significant
	consolidated	market prices	observable	unobservable
	statements of	in an active	market	market
	financial	market	parameters	parameters
	condition	(Level 1)	(Level 2)	(Level 3)
December 31, 2018 -
Securities available for sale	$62,458,000	$-0-	$62,458,000	$-0-
December 31, 2017 -
Securities available for sale	$70,742,000	$-0-	$70,742,000	$-0-

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 15 - FAIR VALUE MEASUREMENT (Continued)

Assets and liabilities measured at fair value on a nonrecurring basis are as follows:

	Total		Internal	Internal
	carrying		models with	models with
	value in the	Quoted	significant	significant
	consolidated	market prices	observable	unobservable
	statements of	in an active	market	market
	financial	market	parameters	parameters
	condition	(Level 1)	(Level 2)	(Level 3)
December 31, 2018 -
Impaired loans, net of specific reserves	$1,060,000	$-0-	$-0-	$1,060,000
December 31, 2017 -
Impaired loans, net of specific reserves	$1,484,000	$-0-	$-0-	$1,484,000

There were no transfers between levels of the fair value hierarchy for the years ended December 31, 2018 and 2017.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITOR’S REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors

First Florida Bancorp, Inc. and Subsidiary

Destin, Florida

We have audited the consolidated financial statements of First Florida Bancorp, Inc. and Subsidiary as of December 31, 2018, and our report appears on page 1. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information on pages 40 and 41 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Pensacola, Florida

March 7, 2019

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

DECEMBER 31, 2018

ASSETS

		Holding	Eliminating
	Bank	Company	Entries	Consolidated
Cash and due from banks	$2,229,504	$188,371	$(188,371)	$2,229,504
Federal funds sold	3,000,000			3,000,000
Interest-bearing deposits in banks	57,379,217	500,000		57,879,217
Cash and cash equivalents	62,608,721	688,371	(188,371)	63,108,721
Securities available for sale	62,458,177			62,458,177
Securities held to maturity	51,256,793			51,256,793
Restricted equity securities	1,826,150			1,826,150
Loans receivable, net of allowance for loan losses	217,479,227			217,479,227
Mortgage loans held for sale	4,640,495			4,640,495
Accrued interest receivable	1,617,668			1,617,668
Premises and equipment, net	5,825,732			5,825,732
Deferred income taxes	2,056,817	7,446		2,064,263
Investment in Subsidiary	-0-	48,509,482	(48,509,482)	-0-
Other assets	327,689			327,689
Total Assets	$410,097,469	$49,205,299	$(48,697,853)	$410,604,915

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Noninterest-bearing demand deposits	$89,066,174	$	$(188,371)	$88,877,803
Interest-bearing demand deposits	93,833,887			93,833,887
Savings deposits	21,862,928			21,862,928
Time deposits	151,037,735			151,037,735
Total deposits	355,800,724	-0-	(188,371)	355,612,353
Federal Home Loan Bank advance	5,000,000			5,000,000
Notes payable	-0-	6,034,432		6,034,432
Accrued interest payable	455,912	20,292		476,204
Other liabilities	331,351			331,351
Total liabilities	361,587,987	6,054,724	(188,371)	367,454,340
Commitments and Contingencies	-	-	-	-
Stockholders' Equity:
Common stock	6,346,791	639,581	(6,346,791)	639,581
Additional paid-in capital	33,068,221	31,635,463	(33,068,221)	31,635,463
Retained earnings	11,681,186	13,462,247	(11,681,186)	13,462,247
Accumulated other comprehensive loss	(2,586,716)	(2,586,716)	2,586,716	(2,586,716)
Total stockholders' equity	48,509,482	43,150,575	(48,509,482)	43,150,575
Total Liabilities and Stockholders' Equity	$410,097,469	$49,205,299	$(48,697,853)	$410,604,915

FIRST FLORIDA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2018

		Holding	Eliminating
	Bank	Company	Entries	Consolidated
Interest Income:
Loans receivable and fees on loans	$14,537,426	$-0-	$-0-	$14,537,426
Investment securities	2,897,528			2,897,528
Deposits in bank and other	1,195,603			1,195,603
Total interest income	18,630,557	-0-	-0-	18,630,557
Interest Expense:
Deposits	3,548,868		-0-	3,548,868
Other	68,237	253,169		321,406
Total interest expense	3,617,105	253,169	-0-	3,870,274
Net interest income	15,013,452	(253,169)	-0-	14,760,283
Provision for Loan Losses	150,000			150,000
Net interest income after provision for loan losses	14,863,452	(253,169)	-0-	14,610,283
Noninterest Income:
Equity in earnings of subsidiary	-0-	5,050,920	(5,050,920)	-0-
Service charges on deposit accounts	224,293			224,293
Other service charges and fees	752,248			752,248
Mortgage banking income	2,193,207			2,193,207
Loss on sales of securities	(19,031)			(19,031)
Other income	369,400			369,400
Total noninterest income	3,520,117	5,050,920	(5,050,920)	3,520,117
Noninterest Expense:
Salaries and employee benefits	6,939,566			6,939,566
Occupancy and equipment expense	1,768,384			1,768,384
Regulatory assessments	193,756			193,756
Data processing	1,031,449			1,031,449
Professional fees	159,170			159,170
Other expenses	1,699,019	-0-		1,699,019
Total noninterest expense	11,791,344	-0-	-0-	11,791,344
Income Before Income Taxes	6,592,225	4,797,751	(5,050,920)	6,339,056
Income Taxes	1,541,305	(60,608)		1,480,697
Net Income	$5,050,920	$4,858,359	$(5,050,920)	$4,858,359